Exhibit 99.2

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named in the Registration Statement on Form S-11 of Medalist Diversified REIT, Inc., a Maryland corporation (the “Company”), and in all subsequent amendments and post-effective amendments or supplements to the Registration Statement (including the prospectus contained therein and the filing of this consent as an exhibit to the Registration Statement), as a director nominee of the Company.

Dated:	August 28, 2018

Sign Name:	/s/ Charles M. Polk, III
Print Name:	Charles M. Polk, III